SECURE, RELIABLE, HIGH-PERFORMANCE DATA CENTER SOLUTIONS
®2018 CoreSite Realty Corporation, All Rights Reserved

Quarter Ended March 31, 2018

2

CoreSite Reports First-Quarter 2018 Financial Results Reflecting Revenue Growth of 12.8% Year over Year

DENVER, CO – April 26, 2018

CoreSite Realty Corporation (NYSE:COR), a premier provider of secure, reliable, high-performance data center and interconnection solutions across the U.S., today announced financial results for the first quarter ended March 31, 2018.

Quarterly and Subsequent Highlights

•	First-quarter total operating revenues were $129.6 million, a 12.8% increase year over year
•	First-quarter net income per diluted share was $0.59, a 22.9% increase year over year
•	First-quarter funds from operations (“FFO”) was $1.27 per diluted share and unit, a 12.4% increase year over year
•	Commenced 81,636 net rentable square feet (NRSF) of new and expansion leases representing $16.2 million of annualized GAAP rent at an average rate of $184 per square foot
•	Renewed leases with annualized GAAP rent of $20.2 million, with rent growth of 5.6% on a cash basis and 11.5% on a GAAP basis, resulting in rental churn of 1.9% in the first quarter
•	Executed 136 new and expansion data center leases for 29,624 NRSF, representing $7.1 million of annualized GAAP rent at an average rate of $239 per square foot, including 47 new customer logos
•

On April 19, 2018, CoreSite closed on an amended and expanded credit facility with total borrowing capacity of $1.05 billion under all arrangements with its syndicate of banks, and extended the maturity of its credit line to 2022

•

On April 20, 2018, CoreSite closed on the acquisition of U.S. Colo, a carrier-neutral, network-dense colocation provider, located in Los Angeles, California, for approximately $8.6 million. The acquisition provides CoreSite with 120+ new customers, increases its economies of scale in downtown Los Angeles, and ends litigation that had been ongoing between CoreSite and U.S. Colo

“Our financial results demonstrate consistent execution and solid growth, with revenue, adjusted EBITDA, and FFO per share increasing 13%, 13%, and 12% year over year, respectively,” said Paul Szurek, CoreSite’s Chief Executive Officer. “We had a number of positives this quarter, including strong cash rent growth on renewals, solid commencement activity and a 9% year-over-year increase in same-store monthly recurring revenue per cabinet equivalent, all leading to healthy organic growth. While demand remains strong, we entered the quarter with approximately 32% less available capacity in our four largest markets, limiting our sales opportunities for the quarter. The $7.1 million in annualized GAAP rent signed includes 47 new high-quality logos added to our ecosystem. Fortunately, near the end of the quarter, we restored capacity in these markets to more normal levels, which has increased our actionable sales funnel, and our construction pipeline is very active.”

Financial Results

CoreSite’s net income attributable to common shares was $20.3 million, or $0.59 per diluted share, for the three months ended March 31, 2018, compared to $16.3 million, or $0.48 per diluted share for the three months ended March 31, 2017. Net income per diluted share increased 34.1% on a sequential-quarter basis.

CoreSite’s FFO per diluted share and unit was $1.27 for the three months ended March 31, 2018, an increase of 12.4% compared to $1.13 per diluted share and unit for the three months ended March 31, 2017. FFO per diluted share and unit increased 16.5% on a sequential-quarter basis. Excluding the non-cash expense related to the

Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	3

Quarter Ended March 31, 2018

original issuance costs of CoreSite’s redeemed Preferred Stock in the fourth quarter of 2017, FFO per share increased 7.6% sequentially.

Total operating revenues for the three months ended March 31, 2018, were $129.6 million, a 12.8% increase year over year and an increase of 2.9% on a sequential-quarter basis.

Commencements and Renewals

CoreSite’s first-quarter data center lease commencements totaled 81,636 NRSF at a weighted average GAAP rental rate of $184 per NRSF, which represents $16.2 million of annualized GAAP rent.

CoreSite’s renewal leases signed in the first quarter totaled $20.2 million in annualized GAAP rent, comprised of 118,876 NRSF at a weighted-average GAAP rental rate of $170 per NRSF, a 5.6% increase in rent on a cash basis and an 11.5% increase on a GAAP basis. The first-quarter rental churn rate was 1.9%.

As a result of renewals and growth in interconnection and power revenues, monthly recurring revenue per cabinet equivalent increased 9.3% over the prior-year period.

Sales Activity

CoreSite executed 136 new and expansion data center leases representing $7.1 million of annualized GAAP rent during the first quarter, comprised of 29,624 NRSF at a weighted-average GAAP rental rate of $239 per NRSF.

Development and Acquisition Activity

During the first quarter, CoreSite placed into service 87,263 square feet of turn-key data center capacity at LA2 in Los Angeles and 26,413 square feet of turn-key data center capacity at VA3 Phase 1A in Reston, Virginia.

In addition, as of March 31, 2018, CoreSite had a total of 108,151 square feet of turn-key data center capacity under construction and had spent $39.7 million of the estimated $131.1 million required to complete the projects, which consist of the following.

Reston – CoreSite had 49,837 square feet of turn-key data center capacity under construction at VA3 (Phase 1B), inclusive of 9,837 square feet of the infrastructure building to support this phase of the data center campus. As of the end of the first quarter, CoreSite had incurred $31.4 million of the estimated $100.2 million required to complete VA3 Phase 1B and the infrastructure building, and expects to complete development in the first quarter of 2019.

Washington D.C. – CoreSite had 24,563 square feet of turn-key data center capacity under construction at DC2. As of the end of the first quarter, CoreSite had spent $5.6 million of the estimated $17.4 million required to complete the project, and expects to complete development in the third quarter of 2018.

Denver – CoreSite had 15,630 square feet of turn-key data center capacity under construction at DE1. As of the end of the first quarter, CoreSite had spent $1.5 million of the estimated $7.5 million required to complete this expansion, and expects to complete construction in the third quarter of 2018.

New York – CoreSite had 18,121 square feet of turn-key data center capacity under construction at NY2. CoreSite has spent $1.2 million of the estimated $6.0 million required to complete this expansion, and expects to complete development in the third quarter of 2018.

Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	4

Quarter Ended March 31, 2018

On April 20, 2018, CoreSite closed on the acquisition of U.S. Colo, a carrier-neutral, network-dense colocation provider, located in Los Angeles, California, for approximately $8.6 million. The acquisition provides CoreSite with more than 120 additional customers, increased economies of scale in downtown Los Angeles, and ends litigation that had been ongoing between CoreSite and U.S. Colo. CoreSite acquired all of the equity interests in U.S. Colo and its affiliates, resulting in the addition of two colocation suites in One Wilshire (LA1) and a colocation space in 800 South Hope Street, cumulatively totaling approximately 30,000 net rentable square feet.

Balance Sheet and Liquidity

As of March 31, 2018, CoreSite had net principal debt outstanding of $988.4 million, correlating to 3.4 times first-quarter annualized adjusted EBITDA.

On April 19, 2018, CoreSite closed on an amended and expanded credit facility with $1.05 billion of total borrowing capacity under all arrangements with its syndicate of banks. As a result of the amendment, CoreSite extended its debt maturity profile, with its next tranche of debt not maturing until June 2020.

The revolving credit facility amendment provides an incremental $100 million of borrowing capacity, bringing the capacity to $450 million and extends the primary term of the facility to April 2022, with a one-year extension option.

In addition, CoreSite entered into a new five-year, $150 million term loan under the amended credit facility. This new loan matures in April 2023, and bears interest at a variable rate based on LIBOR. CoreSite elected to swap the variable interest rate associated with $75 million of the new term loan facility, to a fixed rate of approximately 4.11%. As of March 31, 2018, pro forma for the financing and related swap, CoreSite’s ratio of fixed versus variable rate debt would be 47% fixed versus 53% variable, in line with CoreSite’s stated goal of maintaining a balance between fixed and variable-priced instruments within its capital structure.

The proceeds from the term loan are expected to be used to pay down a portion of the current revolving credit facility balance, to fund continued development across its portfolio, and for general corporate purposes.

Including the increased liquidity resulting from the recent financing transactions, CoreSite had $381.7 million of total available liquidity, including cash on the balance sheet at March 31, 2018.

Dividend

On March 9, 2018, CoreSite announced a dividend of $0.98 per share of common stock and common stock equivalents for the first quarter of 2018. The first-quarter dividend was paid on April 16, 2018, to shareholders of record on March 29, 2018.

2018 Guidance

CoreSite is maintaining its 2018 guidance of net income attributable to common shares in the range of $2.15 to $2.27 per diluted share. In addition, CoreSite is maintaining its guidance of FFO per diluted share and unit in the range of $4.92 to $5.04, with the difference between net income and FFO being real estate depreciation and amortization.

This outlook is based on current economic conditions, internal assumptions about CoreSite’s customer base, and the supply and demand dynamics of the markets in which CoreSite operates. The guidance does not include the impact of any future financing, investment or disposition activities, beyond what has already been disclosed.

Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	5

Quarter Ended March 31, 2018

Upcoming Conferences and Events

CoreSite management will participate in the following investor conferences and events:

•	A non-deal roadshow covering the Mid-Atlantic region and Boston on May 8-9, 2018;
•	The J.P. Morgan 46th Annual Global Technology, Media and Communications Conference on May 16, 2018, at The Westin Boston Waterfront in Boston, Massachusetts;
•	REITWeek: NAREIT's Investor Forum from June 5-7, 2018, at the New York Hilton Midtown in New York, New York; and
•	The 6th Annual William Blair Technology Company Growth Conference on June 13, 2018, at the Four Seasons Hotel in Chicago, Illinois.

Conference Call Details

CoreSite will host a conference call on April 26, 2018, at 12:00 p.m., Eastern Time (10:00 a.m., Mountain Time), to discuss its financial results, current business trends and market conditions.

The call will be accessible by dialing +1-877-407-3982 (domestic) or +1-201-493-6780 (international). A replay will be available until May 10, 2018, and can be accessed shortly after the call by dialing + 1-844-512-2921 (domestic) or + 1-412-317-6671 (international). The passcode for the replay is 13677832.

Interested parties may also listen to a simultaneous webcast of the conference call by logging on to CoreSite’s website at www.CoreSite.com and clicking on the “Investors” link. The on-line replay will be available for a limited time beginning immediately following the call.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,250 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 450+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Greer Aviv

Vice President of Investor Relations and Corporate Communications

+1 303.405.1012

+1 303.222.7276
Greer.Aviv@CoreSite.com

Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	6

Quarter Ended March 31, 2018

Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s ability to service existing debt; the company’s failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission.

Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	7

Company Profile

CoreSite delivers secure, reliable, high-performance data center and interconnection solutions to a growing customer ecosystem at 20 operating data centers across eight key North American Markets.

SILICON VALLEY
SV1 SV2 SV3
SV4 SV5 SV6
SV7
LOS ANGELES
LA1 LA2
DENVER
HQ DE1 DE2
CHICAGO
CH1
BOSTON
BO1
NEW YORK
NY1 NY2
N VIRGINIA/DC
VA1 VA2 VA3*
DC1 DC2*
MIAMI
MI1
* Under construction

Cloud Services Availability

- The CoreSite Open Cloud Exchange®
- AWS Direct Connect
- Alibaba Cloud
- Google Cloud Platform
- IBM Cloud Direct Link
- Microsoft Azure ExpressRoute

Secure, Reliable and Compliant		Scalable
•	100% uptime Service Level Agreement guarantees our reliability commitment to customer applications	•	Serving customer requirements from half cabinet to full buildings
•	Physical security standards and rigorous internal security training enable compliance with regulatory requirements	•	20 operating data centers in eight of the largest commercial and data center markets in the United States
•	Consistent compliance across all properties	•

Ability to increase occupied data center footprint on land and buildings currently owned and under contract, including current space unoccupied, under construction and held for development, by approximately 1.7 million NRSF, or 79% of currently occupied space

• SOC 1 & SOC 2 Type 2 reviews
• ISO 27001 certified
• Payment Card Industry Data Security Standard compliant
• HIPAA validation
High-Performance Interconnection		High-Quality Customer Experience

•	Cloud-enabled, network-rich data center buildings and campuses	•	450+ professionals with dedicated industry expertise supporting over 1,250 customers
•	Over 420 network service providers supported by robust interconnection services to key public clouds	•	Experienced and committed operations, facilities and security personnel
•	25,000+ interconnections	•	24/7 customer support and remote hands
•	Enabling enterprises with support ecosystems	•	Dedicated implementation resources to ensure a successful onboarding process

Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	8

Summary of Financial Data

(in thousands, except per share, NRSF and MRR data)

	Three Months Ended
	March 31,	December 31,	March 31,	Growth %
Summary of Results	2018	2017	2017	Y/Y
GAAP Financial Measures
Operating revenues	$129,619	$125,946	$114,921	12.8%
Net income	28,566	27,008	25,060	14.0
Net income attributable to common shares	20,302	14,912	16,292	24.6
Net income attributable to common shares per share - diluted	$0.59	$0.44	$0.48	22.9

REIT Financial Measures
Funds from operations (FFO) to shares and units	$60,998	$52,224	$54,005	12.9%
Funds from operations (FFO) to shares and units, as adjusted(1)	60,998	56,550	54,005	12.9
Adjusted funds from operations (AFFO)	57,045	43,675	48,294	18.1
EBITDAre	70,113	66,296	62,602	12.0
Adjusted EBITDA	72,878	68,755	64,404	13.2
FFO per common share and OP unit - diluted	$1.27	$1.09	$1.13	12.4
FFO per common share and OP unit - diluted, as adjusted(1)	$1.27	$1.18	$1.13	12.4

(1)

FFO available to shares and units, as adjusted, during the three months ended December 31, 2017, excludes $4.3 million, or $0.09 per share and unit, of non-cash charge related to the original issuance costs associated with our redeemed preferred stock.

	As of
	March 31,		December 31,		September 30,		June 30,		March 31,
	2018		2017		2017		2017		2017

Dividend Activity
Dividends declared per share and OP unit	$0.98		$0.98		$0.90		$0.90		$0.80
TTM FFO payout ratio	82.6%		81.0%		77.4%		72.4%		66.9%
TTM AFFO payout ratio(1)	93.9%		93.4%		90.2%		84.0%		75.1%

Operating Portfolio Statistics
Operating data center properties	20		20		20		20		20
Stabilized data center NRSF	2,164,778		2,067,257		2,025,594		2,025,594		1,987,231
Stabilized data center NRSF occupied	2,021,268		1,951,491		1,891,014		1,900,699		1,881,908
Stabilized data center % occupied	93.4%		94.4%		93.4%		93.8%		94.7%

Turn-Key Data Center ("TKD") Same-Store Statistics
MRR per Cabinet Equivalent	$1,458		$1,446		$1,414		$1,369		$1,334
TKD NRSF % occupied	89.1%		88.7%		85.2%		85.6%		84.8%

Market Capitalization, Principal Debt & Preferred Stock
Total enterprise value	$5,832,403		$6,420,488		$6,288,910		$5,866,955		$5,164,449
Total principal debt outstanding	$991,500		$944,500		$794,000		$775,000		$723,000
Total principal debt and preferred stock outstanding(2)	$991,500		$944,500		$909,000		$890,000		$838,000

Net Principal Debt to:
Annualized Adjusted EBITDA	3.4	x	3.4	x	3.0	x	2.9	x	2.8	x
Enterprise Value	16.9%		14.6%		12.6%		12.8%		14.0%

Net Principal Debt & Preferred Stock(2) to:
Annualized Adjusted EBITDA	3.4	x	3.4	x	3.5	x	3.3	x	3.2	x
Enterprise Value	16.9%		14.6%		14.4%		14.8%		16.2%

(1)

The TTM AFFO payout ratio included $13.1 million, $11.9 million, $3.3 million, and $3.0 million as of March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively, of recurring capital expenditures associated with replacing our chiller plant at LA2 that we expect to generate a significant return on investment.

(2)	On December 12, 2017 we redeemed our preferred stock at par value plus accrued dividends.

Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	9

Consolidated Balance Sheets

(in thousands, except per share data)

	March 31, 2018	December 31, 2017 (1)
Assets:
Investments in real estate:
Land	$97,295	$97,258
Buildings and improvements	1,651,967	1,561,056
	1,749,262	1,658,314
Less: Accumulated depreciation and amortization	(500,961)	(473,141)
Net investment in operating properties	1,248,301	1,185,173
Construction in progress	121,989	162,903
Net investments in real estate	1,370,290	1,348,076
Operating lease right-of-use assets	88,781	92,984
Cash and cash equivalents	3,079	5,247
Accounts and other receivables, net	25,078	28,875
Lease intangibles, net	5,727	6,314
Goodwill	40,646	40,646
Other assets, net	106,813	103,501
Total assets	$1,640,414	$1,625,643

Liabilities and equity:
Liabilities
Debt, net	$986,974	$939,570
Operating lease liabilities	97,308	102,912
Accounts payable and accrued expenses	64,036	77,170
Accrued dividends and distributions	48,678	48,976
Acquired below-market lease contracts, net	3,314	3,504
Unearned revenue, prepaid rent and other liabilities	36,778	34,867
Total liabilities	1,237,088	1,206,999

Stockholders' equity
Common stock, par value $0.01	340	338
Additional paid-in capital	460,404	457,495
Accumulated other comprehensive income	1,163	753
Distributions in excess of net income	(191,013)	(177,566)
Total stockholders' equity	270,894	281,020
Noncontrolling interests	132,432	137,624
Total equity	403,326	418,644
Total liabilities and equity	$1,640,414	$1,625,643

(1)

Adoption of the new lease accounting  standard required that we adjust the consolidated balance sheet as of December 31, 2017, to include the recognition of additional right-of-use assets and lease liabilities for operating leases. See the filed Form 10-Q for additional information.

Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	10

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Operating revenues:
Data center revenue:(1)
Rental revenue	$71,033	$68,373	$64,251
Power revenue	36,403	36,528	30,861
Interconnection revenue	16,560	16,255	14,512
Tenant reimbursement and other	2,572	1,847	2,276
Total data center revenue	126,568	123,003	111,900
Office, light-industrial and other revenue	3,051	2,943	3,021
Total operating revenues	129,619	125,946	114,921

Operating expenses:
Property operating and maintenance	33,848	34,722	29,226
Real estate taxes and insurance	4,937	3,963	4,504
Depreciation and amortization	33,776	32,629	32,338
Sales and marketing	5,080	4,616	4,503
General and administrative	9,185	10,157	8,124
Rent	6,400	6,155	5,962
Transaction costs	56	37	—
Total operating expenses	93,282	92,279	84,657
Operating income	36,337	33,667	30,264
Interest expense	(7,738)	(6,635)	(5,107)
Income before income taxes	28,599	27,032	25,157
Income tax expense	(33)	(24)	(97)
Net income	28,566	27,008	25,060
Net income attributable to noncontrolling interests	8,264	6,099	6,684
Net income attributable to CoreSite Realty Corporation	20,302	20,909	18,376
Preferred stock dividends	—	(1,671)	(2,084)
Original issuance costs associated with redeemed preferred stock	—	(4,326)	—
Net income attributable to common shares	$20,302	$14,912	$16,292

Net income per share attributable to common shares:
Basic	$0.60	$0.44	$0.49
Diluted	$0.59	$0.44	$0.48

Weighted average common shares outstanding:
Basic	33,935,564	33,893,021	33,558,787
Diluted	34,164,235	34,145,280	33,981,776

(1)

Upon the anticipated issuance by the Financial Accounting Standards Board (“FASB”) and adoption of proposed targeted improvements to the new lease accounting standard, we intend to combine data center rental, power, and tenant reimbursements and other revenue into a single line item. We expect the FASB to approve these changes during the later part of Q2 2018 and will then incorporate the following changes during our Q2 2018 reporting:

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Rental revenue	$71,033	$68,373	$64,251
Power revenue	36,403	36,528	30,861
Tenant reimbursement and other	2,572	1,847	2,276
Rental, power, and related revenue	$110,008	$106,748	$97,388

Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	11

Reconciliations of Net Income to FFO, AFFO, EBITDAre and Adjusted EBITDA

(in thousands, except per share data)

Reconciliation of Net Income to FFO

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Net income	$28,566	$27,008	$25,060
Real estate depreciation and amortization	32,432	31,213	31,029
FFO	$60,998	$58,221	$56,089
Preferred stock dividends	—	(1,671)	(2,084)
Original issuance costs associated with redeemed preferred stock	—	(4,326)	—
FFO available to common shareholders and OP unit holders	$60,998	$52,224	$54,005
Original issuance costs associated with redeemed preferred stock	—	4,326	—
FFO available to common shareholders and OP unit holders, as adjusted(1)	$60,998	$56,550	54,005

Weighted average common shares outstanding - diluted	34,164	34,145	33,982
Weighted average OP units outstanding - diluted	13,835	13,836	13,851
Total weighted average shares and units outstanding - diluted	47,999	47,981	47,833

FFO per common share and OP unit - diluted	$1.27	$1.09	$1.13

FFO per common share and OP unit - diluted, as adjusted(1)	$1.27	$1.18	$1.13

(1) FFO available to shares and units, as adjusted, during the three months ended December 31, 2017, excludes $4.3 million, or $0.09 per share and unit, of non-cash charge related to the original issuance costs associated with our redeemed preferred stock.

Reconciliation of FFO to AFFO

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
FFO available to common shareholders and unit holders	$60,998	$52,224	$54,005

Adjustments:
Amortization of deferred financing costs	566	445	369
Non-cash compensation	2,626	2,401	1,802
Non-real estate depreciation	1,344	1,416	1,309
Original issuance costs associated with redeemed preferred stock	—	4,326	—
Straight-line rent adjustment	(1,450)	(677)	(1,566)
Amortization of above and below market leases	(175)	(170)	(124)
Recurring capital expenditures(1)	(3,172)	(10,949)	(2,582)
Tenant improvements	(1,437)	(1,466)	(1,848)
Capitalized leasing costs	(2,255)	(3,875)	(3,071)
AFFO available to common shareholders and OP unit holders	$57,045	$43,675	$48,294

(1) Recurring capital expenditures for the three months ended March 31, 2018, and December 31, 2017, includes $1.2 million and $8.6 million, respectively, of recurring capital expenditures associated with replacing our chiller plant at LA2 that we expect to generate a significant return on investment.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDA(1)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Net income	$28,566	$27,008	$25,060
Adjustments:
Interest expense	7,738	6,635	5,107
Income taxes	33	24	97
Depreciation and amortization	33,776	32,629	32,338
EBITDAre	$70,113	$66,296	$62,602
Non-cash compensation	2,626	2,401	1,802
Transaction costs / litigation	139	58	—
Adjusted EBITDA	$72,878	$68,755	$64,404

(1) We have adopted the NAREIT defined definition of EBITDAre, see the appendix for additional information.

8
Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	12

Operating Properties

	Data Center Operating NRSF
	Annualized	Stabilized		Pre-Stabilized		Total			Held for
	Rent		Percent		Percent		Percent	NRSF Under	Development
Market/Facilities	($000)(1)	Total	Occupied(2)	Total	Occupied(2)	Total	Occupied(2)	Construction	NRSF	Total NRSF

San Francisco Bay
SV1	$6,241	85,932	84.7%	—	—%	85,932	84.7%	—	—	85,932
SV2	8,359	76,676	94.3	—	—	76,676	94.3	—	—	76,676
Santa Clara campus	68,350	538,615	96.6	76,885	67.5	615,500	92.9	—	175,000	790,500
San Francisco Bay Total	82,950	701,223	94.9	76,885	67.5	778,108	92.1	—	175,000	953,108

Los Angeles
One Wilshire campus
LA1*	30,096	139,053	95.9	—	—	139,053	95.9	—	10,352	149,405
LA2	42,089	333,230	95.1	61,890	24.9	395,120	84.1	—	29,770	424,890
LA3	—	—	—	—	—	—	—	—	180,000	180,000
Los Angeles Total	72,185	472,283	95.3	61,890	24.9	534,173	87.2	—	220,122	754,295

Northern Virginia
VA1	29,581	198,632	90.3	3,087	—	201,719	88.9	—	—	201,719
VA2	17,865	164,006	94.4	24,440	52.2	188,446	88.9	—	—	188,446
VA3	1,025	52,758	100.0	26,413	—	79,171	66.6	—	—	79,171
DC1*	3,326	22,137	79.4	—	—	22,137	79.4	—	—	22,137
DC2*	—	—	—	—	—	—	—	24,563	—	24,563
Reston Campus Expansion(3)	—	—	—	—	—	—	—	49,837	524,138	573,975
Northern Virginia Total	51,797	437,533	92.5	53,940	23.7	491,473	84.9	74,400	524,138	1,090,011

New York
NY1*	5,296	48,404	75.2	—	—	48,404	75.2	—	—	48,404
NY2	13,543	101,742	88.7	—	—	101,742	88.7	18,121	116,388	236,251
New York Total	18,839	150,146	84.4	—	—	150,146	84.4	18,121	116,388	284,655

Chicago
CH1	19,479	178,407	93.0	—	—	178,407	93.0	—	—	178,407
CH2(4)	—	—	—	—	—	—	—	—	175,000	175,000
Chicago Total	19,479	178,407	93.0	—	—	178,407	93.0	—	175,000	353,407

Boston
BO1	18,418	180,057	96.8	13,735	—	193,792	89.9	—	59,884	253,676

Denver
DE1*	2,806	9,813	99.5	4,341	63.1	14,154	88.4	15,630	—	29,784
DE2*	465	5,140	96.7	—	—	5,140	96.7	—	—	5,140
Denver Total	3,271	14,953	98.6	4,341	63.1	19,294	90.6	15,630	—	34,924

Miami
MI1	1,512	30,176	66.0	—	—	30,176	66.0	—	13,154	43,330
Total Data Center Facilities	$268,451	2,164,778	93.4%	210,791	39.3%	2,375,569	88.6%	108,151	1,283,686	3,767,406

Office & Light-Industrial	8,238	361,575	79.7	—	—	361,575	79.7	—	—	361,575
Reston Office & Light-Industrial(3)	2,123	150,375	100.0	—	—	150,375	100.0	—	(150,375)	—

Total Portfolio	$278,812	2,676,728	91.9%	210,791	39.3%	2,887,519	88.1%	108,151	1,133,311	4,128,981

* Indicates properties in which we hold a leasehold interest.

(1)

On a gross basis, our total portfolio annualized rent was approximately $285.7 million as of March 31, 2018, which includes $6.9 million in operating expense reimbursements under modified gross and triple-net leases.

(2)	Includes customer leases that have commenced as of March 31, 2018. If all leases signed during the current and prior periods had commenced, the percent occupied would have been as follows:

Percent Leased	Stabilized	Pre-Stabilized	Total
Total Data Center Facilities	94.3%	41.2%	89.6%
Total Portfolio	92.7%	41.2%	89.0%

(3)	Included with our Reston Campus Expansion held for development space is 150,375 NRSF which is currently operating as office and light-industrial space.
(4)

On January 29, 2018, we acquired a two-acre land parcel located in Chicago, Illinois, with a total real estate cost of $4.5 million. We plan to build a turn-key data center on the acquired land parcel, which we refer to as CH2, upon the receipt of necessary permits and entitlements.

See Appendix for definitions.

8
Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	13

Leasing Statistics

Data Center Leasing Activity

			GAAP			GAAP
	Leasing	Number	Annualized		Total	Annualized		Rental		Cash	GAAP
	Activity	of	Rent		Leased	Rent per		Churn		Rent	Rent
	Period	Leases(1)	($000)		NRSF	Leased NRSF		Rate		Growth	Growth

New/expansion leases commenced	Q1 2018	129	$16,184	(2)	81,636	$184	(2)
	Q4 2017	126	8,219		52,221	157
	Q3 2017	122	8,855		21,617	410	(3)
	Q2 2017	129	6,580		25,712	256
	Q1 2017	118	9,121		37,352	244

New/expansion leases signed	Q1 2018	136	$7,067		29,624	$239
	Q4 2017	128	7,219		41,521	174
	Q3 2017	103	10,099		40,842	247	(3)
	Q2 2017	119	11,918	(2)	51,568	208	(2)
	Q1 2017	128	9,701		46,484	209

Renewal leases signed	Q1 2018	243	$20,213		118,876	$170		1.9%		5.6%	11.5%
	Q4 2017	241	11,156		78,577	142		0.5		3.5	6.2
	Q3 2017	280	14,370		80,818	178		1.4		5.5	10.9
	Q2 2017	172	12,934		83,097	156		2.6	(4)	2.6	6.5
	Q1 2017	178	13,885		95,108	146		1.1		1.9	5.5

(1)	Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.
(2)	GAAP annualized rent includes contractual payments related to reserved dedicated expansion space, however, such amount is excluded in calculating the GAAP annualized rent per leased NRSF rate.
(3)	During Q3 2017, we signed and commenced a highly dense capacity expansion at our Santa Clara campus.
(4)	During Q2 2017, $4.1 million in annualized rent associated with a previously restructured lease at our Santa Clara campus expired resulting in rental churn of 1.7%.

New/Expansion Leases Signed by Deployment Size by Period

	Q1 2018	Q4 2017	Q3 2017	Q2 2017	Q1 2017
GAAP Annualized Rent ($000)
Core Retail Colocation
< 1,000 NRSF	$2,657	$3,521	$2,180	$3,208	$3,292
1,000-5,000 NRSF	1,829	2,053	2,001	1,667	3,050
Total Core Retail Colocation	$4,486	$5,574	$4,181	$4,875	$6,342
Scale Colocation
> 5,000 NRSF	2,581	1,645	5,918	7,043	3,359
Total GAAP Annualized Rent	$7,067	$7,219	$10,099	$11,918	$9,701

MRR per Cabinet Equivalent Billed (TKD Same-Store)(1)

(1)

During the first quarter of 2018, we updated the same-store turn-key data center pool to include all space available for lease that existed as turn-key data center space as of December 31, 2016. The MRR per Cabinet Equivalent for all periods reported was updated to reflect the new same-store pool.

8
Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	14

Leasing Statistics

Lease Distribution (total portfolio, including total data center and office and light-industrial “OLI”)

			Total	Percentage		Percentage
	Number	Percentage	Operating	of Total	Annualized	of Total
	of	of All	NRSF of	Operating	Rent	Annualized
NRSF Under Lease	Leases	Leases	Leases	NRSF	($000)	Rent
Unoccupied data center	—	—%	271,497	9.4%	$—	—%
Unoccupied OLI	—	—	73,266	2.5	—	—
Data center NRSF:
5,000 or less	2,085	90.6	761,273	26.4	129,635	46.5
5,001 - 10,000	41	1.8	276,269	9.6	42,063	15.1
10,001 - 25,000	22	1.0	353,846	12.3	42,518	15.2
Greater than 25,000	5	0.2	223,598	7.7	37,303	13.4
Powered shell	17	0.7	489,086	16.9	16,932	6.1
OLI	130	5.7	438,684	15.2	10,361	3.7
Portfolio Total	2,300	100.0%	2,887,519	100.0%	$278,812	100.0%

Lease Expirations (total portfolio, including total data center and office and light-industrial “OLI”)

		Total						Annualized
	Number	Operating	Percentage		Percentage	Annualized	Annualized	Rent Per
	of	NRSF of	of Total	Annualized	of Total	Rent Per	Rent at	Leased
	Leases	Expiring	Operating	Rent	Annualized	Leased	Expiration	NRSF at
Year of Lease Expiration	Expiring(1)	Leases	NRSF	($000)	Rent	NRSF	($000)(2)	Expiration
Unoccupied data center	—	271,497	9.4%	$—	—%	$—	$—	$—
Unoccupied OLI	—	73,266	2.5	—	—	—	—	—
2018	879	415,892	14.5	68,131	24.5	164	68,513	165
2019	774	477,802	16.5	65,220	23.4	137	67,672	142
2020	278	295,771	10.2	47,785	17.1	162	50,435	171
2021	123	126,323	4.4	16,293	5.8	129	21,729	172
2022	70	169,150	5.9	18,730	6.7	111	20,714	122
2023-Thereafter	46	619,134	21.4	52,292	18.8	83	71,368	113
OLI (3)	130	438,684	15.2	10,361	3.7	24	10,915	25
Portfolio Total / Weighted Average	2,300	2,887,519	100.0%	$278,812	100.0%	$109	$311,346	$122

(1)

Includes leases that upon expiration will automatically be renewed, primarily on a year-to-year basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2)

Represents the final monthly contractual rent under existing customer leases as of March 31, 2018, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes operating expense reimbursements, power revenue and interconnection revenue. Leases expiring during 2018 include annualized rent of $13.5 million associated with lease terms currently on a month-to-month basis.

(3)	The office and light-industrial leases are scheduled to expire as follows:

	NRSF of	Annualized
	Expiring	Rent
Year	Leases	($000)
2018	53,846	$1,170
2019	55,929	1,360
2020	67,002	1,246
2021	38,723	1,168
2022	70,014	1,216
2023-Thereafter	153,170	4,201
Total OLI	438,684	$10,361

8
Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	15

Geographic and Vertical Diversification

Geographical Diversification

Percentage of Total Data
Metropolitan Market	Center Annualized Rent
San Francisco Bay	30.9%
Los Angeles	26.9
Northern Virginia	19.2
Chicago	7.3
New York	7.0
Boston	6.9
Denver	1.2
Miami	0.6
Total	100.0%

Vertical Diversification

Percentage of Total Data
Vertical	Center Annualized Rent
Enterprise	48.0%
Cloud	28.2
Network	23.8
Total	100.0%

8
Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	16

10 Largest Customers

10 Largest Customers (total portfolio, including data center and office and light-industrial)

								Weighted
					Percentage		Percentage	Average
			Number	Total	of Total	Annualized	of Total	Remaining
			of	Occupied	Operating	Rent	Annualized	Lease Term in
	CoreSite Vertical	Customer Industry	Locations	NRSF	NRSF(1)	($000)	Rent(2)	Months(3)
1	Cloud	Public Cloud	6	90,779	3.1%	$17,805	6.4%	95
2	Cloud	Public Cloud	11	293,197	10.2	16,387	5.9	57
3	Enterprise	Travel / Hospitality	3	90,330	3.1	15,344	5.5	26
4	Cloud	Public Cloud	3	116,045	4.0	11,045	4.0	59
5	Enterprise	SI & MSP	3	63,003	2.2	8,886	3.2	21
6	Enterprise	Digital Content	6	86,175	3.0	7,903	2.8	48
7	Enterprise	Hardware / Electronics	3	16,184	0.6	5,951	2.1	8
8	Enterprise	SI & MSP	2	22,051	0.8	5,617	2.0	20
9	Network	Global Carrier	6	27,989	1.0	5,029	1.8	13
10	Enterprise	Software	1	30,453	1.0	4,466	1.6	7
	Total/Weighted Average			836,206	29.0%	$98,433	35.3%	46

(1)	Represents the customer’s total occupied square feet divided by the total operating NRSF in the portfolio as of March 31, 2018.
(2)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of March 31, 2018.
(3)	Weighted average based on percentage of total annualized rent expiring calculated as of March 31, 2018.

8
Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	17

Capital Expenditures and Completed

Pre-Stabilized Projects

(in thousands, except NRSF and cost per NRSF data)

Capital Expenditures and Repairs and Maintenance

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Data center expansion(1)	$44,977	$45,518	$46,282	$29,966	$22,644
Non-recurring investments(2)	1,577	2,679	2,960	2,724	3,301
Tenant improvements	1,437	1,466	1,252	2,198	1,848
Recurring capital expenditures(3)	3,172	10,949	3,219	6,975	2,582
Total capital expenditures	$51,163	$60,612	$53,713	$41,863	$30,375

Repairs and maintenance expense(4)	$3,158	$3,682	$4,476	$3,508	$3,109

(1)

Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments. Data center expansion also includes investment of Deferred Expansion Capital. During the three months ended September 30, 2017, we incurred $12.2 million to acquire a two acre land parcel adjacent to our existing Santa Clara campus, which we refer to as SV8. During the three months ended March 31, 2018, we incurred $4.5 million to acquire a two acre land parcel located in Chicago, Illinois, which we refer to as CH2.

(2)

Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation such as internal system development and system-wide security upgrades, which have a future economic benefit.

(3)

Recurring capital expenditures include required equipment upgrades within our operating portfolio, which have a future economic benefit. During the three months ended March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, we incurred $1.2 million, $8.6 million, $0.3 million, and $3.0 million, respectively, or $13.1 million in aggregate, associated with replacing our chiller plants at LA2 that we expect to generate a significant return on investment.

(4)

Repairs and maintenance expense is classified within property operating and maintenance expense in the consolidated statements of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations.

Completed Pre-Stabilized Projects

	Metropolitan				Cost Per	Percent	Percent
Projects/Facilities	Market	Completion	NRSF	Cost(1)	NRSF	Leased(2)	Occupied
LA2	Los Angeles	Q2 2016	21,965	$7,717	$351	72.0%	70.2%
VA2 Phase 4	Northern Virginia	Q2 2016	24,440	13,706	561	56.8	52.2
SV7	San Francisco Bay	Q4 2016	76,885	58,272	758	70.7	67.5
DE1	Denver	Q3 2017	4,341	6,206	1,430	65.8	63.1
BO1	Boston	Q4 2017	13,735	7,000	510	—	—
VA1	Northern Virginia	Q4 2017	3,087	1,263	409	—	—
LA2	Los Angeles	Q1 2018	39,925	11,248	282	—	—
VA3 Phase 1A	Northern Virginia	Q1 2018	26,413	17,208	651	—	—
Total completed pre-stabilized			210,791	$122,620	$582	41.2%	39.3%

(1)

Cost includes capital expenditures related to the specific project / phase and, for VA2, also includes allocations of capital expenditures related to land and building shell that were incurred during the first phase of the overall project.

(2)	Includes customer leases that have been signed as of March 31, 2018, but have not commenced. The percent leased is determined based on leased NRSF as a proportion of total pre-stabilized NRSF.

8
Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	18

Development Summary

(in thousands, except NRSF)

	Under Construction					Held for Development(1)
			Costs			Estimated
	Estimated		Incurred to-	Estimated	Percent			Power
Projects/Facilities	Completion	NRSF	Date	Total	Leased	NRSF	Total Cost	(Megawatts)

Data center expansion
BO1	—	—	$—	$—	—%	59,884	$32,200	4.5
DC2	Q3 2018	24,563	5,616	17,400	—	—	—	—
DE1	Q3 2018	15,630	1,473	7,500	4.9	—	—	—
LA1	—	—	—	—	—	10,352	1,250	0.5
LA2	—	—	—	—	—	29,770	10,000	3.0
MI1	—	—	—	—	—	13,154	7,500	1.0
NY2 Phase 3-4	Q3 2018	18,121	1,154	6,000	—	69,176	51,000	7.0
NY2 Phase 5	—	—	—	—	—	47,211	35,000	5.0
Total		58,314	$8,243	$30,900	1.3%	229,547	$136,950	21.0
Deferred expansion capital		—	3,942	7,400	—	—	25,000 - 35,000	—
Total data center expansion		58,314	$12,185	$38,300	1.3%	229,547	$161,950 - 171,950	21.0

New development
CH2(2)	—	—	$—	$—	—%	175,000	$190,000 - 210,000	18.0
LA3	—	—	—	—	—	180,000	190,000 - 210,000	18.0
SV8	—	—	—	—	—	175,000	190,000 - 210,000	18.0
VA3
Phase 1B & C(3)	Q1 2019	49,837	31,421	100,200	—	49,837	25,000 - 35,000	6.0
Future Phases(4)	—	—	—	—	—	474,301	320,000 - 400,000	48.0
Total new development		49,837	$31,421	$100,200	—%	1,054,138	$915,000 - 1,065,000	108.0

Total development(5)		108,151	$43,606	$138,500	0.7%	1,283,685	$1,076,950 - 1,236,950	129.0

(1)

These estimates are based on our current construction plans and expectations regarding entitlements. These estimates are subject to change based on current economic conditions, final zoning approvals, and the supply and demand dynamics of the market.

(2)

On January 29, 2018, we acquired a two-acre land parcel located in Chicago, Illinois, with a total real estate cost of $4.5 million. We plan to build a turn-key data center on the acquired land parcel, which we refer to as CH2, upon the receipt of necessary permits and entitlements.

(3)

As part of VA3 Phase 1B, we will build the shell of an 80,000 NRSF, 12 megawatt building, and a 77,000 NRSF centralized infrastructure building which will serve the entire VA3 property. Upon completion of VA3 Phase 1B, we will deliver 6 megawatts and 49,837 TKD NRSF. The centralized infrastructure building represents approximately $24 million of the estimated Phase 1B cost. The full construction of the 12 megawatt TKD building (Phase 1B and Phase 1C) will cost approximately $1,306 per NRSF, of which 6 megawatts is planned to be delivered with Phase 1C.

(4)

The Reston Campus Expansion project is estimated to deliver 611,000 NRSF of incremental data center capacity (of which 26,413 NRSF was placed into service in Q1 2018 and 49,837 NRSF is under construction) across multiple phases with new buildings and as existing light-industrial / flex office leases expire and customers vacate. Based on our entitlement application, we believe we may be able to build an additional 286,000 NRSF for a total of 897,000 NRSF of incremental data center capacity. These estimates are subject to change based on current economic conditions, final zoning approvals, and the supply and demand dynamics of the market. The chart assumes the minimum expected zoning entitlement.

(5)

In addition to new development and incremental capacity in existing core and shell buildings, we have available acreage we own adjacent to our existing NY2 building in the form of an existing parking lot. By utilizing this land, we believe we can build approximately 100,000 NRSF of data center capacity in Secaucus, New Jersey, upon receipt of necessary entitlements.

8
Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	19

Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or	Market Price /
	Equivalents	Liquidation Value as of	Market Value
	Outstanding	March 31, 2018	Equivalents
Common shares	34,454	$100.26	$3,454,379
Operating partnership units	13,829	100.26	1,386,524
Total equity			4,840,903
Total principal debt outstanding			991,500
Total enterprise value			$5,832,403

Net principal debt to enterprise value			16.9%

Debt Summary(1)

			Outstanding as of:
		Maturity	March 31,	December 31,
Instrument	Rate	Date(2)	2018	2017
Revolving credit facility (3)	3.43%	6/24/2019	$216,500	$169,500
2020 Senior unsecured term loan (4)	3.16	6/24/2020	150,000	150,000
2021 Senior unsecured term loan (3)	3.38	2/2/2021	100,000	100,000
2022 Senior unsecured term loan (5)	3.28	4/19/2022	200,000	200,000
2023 Senior unsecured notes	4.19	6/15/2023	150,000	150,000
2024 Senior unsecured notes	3.91	4/20/2024	175,000	175,000
Total principal debt outstanding			991,500	944,500
Unamortized deferred financing costs			(4,526)	(4,930)
Total debt			$986,974	$939,570
Weighted average interest rate	3.55%

Floating rate vs. fixed rate debt			55% / 45%	52% / 48%

(1)

During April 2018, we amended our credit agreement to increase the revolving credit facility by $100 million and enter into a new five-year $150 million senior unsecured term loan maturing in April 2023, which was used to pay down a portion of the current revolving credit facility balance.  See the filed Form 10-K, 10-Q, and 8-K filed on April 20, 2018, for information on specific debt instruments.

(2)

In accordance with the amended credit agreement, the maturity date of the revolving credit facility will be extended to April 2022, with a one-time extension option, which, if exercised, would extend the maturity date to April 2023.

(3)	The revolving credit facility and 2021 senior unsecured term loan interest rates are based on 1-month LIBOR at March 31, 2018, plus applicable spread.
(4)

Represents the effective interest rate as a result of the interest rate swap associated with $75 million in 1-month LIBOR variable rate debt and $75 million unhedged debt based on 1-month LIBOR plus applicable spread.

(5)

Represents the effective interest rate as a result of the interest rate swap associated with $50 million in 1-month LIBOR variable rate debt and $150 million unhedged debt based on 1-month LIBOR plus applicable spread.

Debt Maturities (including subsequent financing transactions and use of proceeds to pay down a portion of the revolving credit facility and extend the maturity date of the revolving credit facility)

8
Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	20

Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended
	March 31,	December 31	March 31,
	2018	2017	2017
Interest expense and fees	$8,275	$7,241	$5,298
Amortization of deferred financing costs	566	445	369
Capitalized interest	(1,103)	(1,051)	(560)
Total interest expense	$7,738	$6,635	$5,107

Percent capitalized	12.5%	13.7%	9.9%

Debt Covenants

	Revolving Credit Facility and Senior Unsecured Term Loans and Notes
		March 31,		December 31,		September 30,		June 30,		March 31,
	Required Compliance	2018 (1)		2017		2017		2017		2017

Fixed charge coverage ratio(2)	Greater than 1.70x	8.6	x	6.5	x	7.4	x	7.6	x	8.6	x
Total indebtedness to gross asset value	Less than 60%	26.8%		26.7%		23.8%		23.6%		22.4%
Secured debt to gross asset value	Less than 40%	—%		—%		—%		—%		—%
Unhedged variable rate debt to gross asset value(3)	Less than 30%	14.6%		13.9%		10.3%		9.8%		12.2%

Revolving credit facility availability		$450,000		$350,000		$350,000		$350,000		$350,000
Borrowings outstanding		(66,500)		(169,500)		(19,000)		—		(223,000)
Outstanding letters of credit		(4,879)		(4,879)		(3,480)		(4,480)		(4,480)
Current availability		$378,621		$175,621		$327,520		$345,520		$122,520

(1)

During April 2018, we amended our credit agreement which increased our revolving credit facility availability by $100 million and we entered into a new five-year $150 million senior unsecured term loan maturing in April 2023, which was used to pay down a portion of the current revolving facility balance. The revolving credit facility availability, borrowings outstanding, and current availability as of March 31, 2018, have been adjusted to reflect these subsequent debt financing transactions.

(2)

During April 2018, we amended our credit agreement which reduced the required compliance on our fixed charge coverage ratio to greater than 1.50x for our revolving credit facility and senior unsecured term loans.

(3)

During April 2018, we amended our credit agreement which removed the debt covenant related to unhedged variable rate debt to gross asset value for our revolving credit facility and senior unsecured term loans.

8
Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	21

Components of Net Asset Value (NAV)

(in thousands)

Cash Net Operating Income

Reconciliation of Net Operating Income (NOI)	Q1 2018	Annualized
Operating Income	$36,337	$145,348
Adjustments:
Depreciation and amortization	33,776	135,104
General and administrative (includes litigation expenses)	9,185	36,740
Transaction costs	56	224
Net Operating Income	$79,354	$317,416

Cash Net Operating Income (Cash NOI)
Net Operating Income	$79,354	$317,416
Adjustments:
Straight-line rent	(1,450)	(5,800)
Amortization of above and below-market leases	(175)	(700)
Cash NOI	$77,729	$310,916

Cash NOI with backlog (89.0% leased)(1)	$81,371	$325,484
Cash stabilized NOI (93% leased)	$85,028	$340,112

Development Projects

Data Center Projects Under Construction
TKD construction in progress(2)	$39,664
Remaining spend(2)	91,436
Total	$131,100

Targeted annual yields	12 - 16%
Annualized pro forma NOI range	$15,700 - 21,000

Deferred Expansion Capital in progress	$3,942
Remaining spend(3)	3,458
Total	$7,400

Other Assets and Liabilities

Other Assets
Remaining construction in progress(4)	$78,383
Cash and cash equivalents	3,079
Accounts and other receivables	25,078
Other tangible assets	34,416
Total other assets	$140,956

Liabilities
Principal debt	$991,500
Accounts payable, accrued expenses and other liabilities	100,814
Accrued dividends and distributions	48,678
Total liabilities	$1,140,992

Weighted average common shares and units - diluted	47,999

(1)	Cash NOI with backlog is adjusted to include one quarter of the cash backlog as of March 31, 2018, less any leasing of currently occupied NRSF and data center projects under development.
(2)	Does not include spend associated with leasing commissions. See page 19 for further breakdown of data center projects under construction.
(3)	Does not include spend associated with future Deferred Expansion Capital.
(4)

Represents the book value of in-progress capital projects, including land and shell building, of future data center expansion, non-recurring investments, tenant improvements and recurring capital expenditures.

Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	22

2018 Guidance

(in thousands, except per share data)

The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Please refer to the press release for additional information on forward-looking statements.

Projected per share and OP unit information:		2018			Implied
	Low	High	Mid	2017	Growth(1)
Net income attributable to common shares	$2.15	$2.27	$2.21	$1.84	20.1%
Real estate depreciation and amortization	2.77	2.77	2.77	2.77
Original issuance costs associated with redeemed preferred stock	—	—	—	(0.09)
FFO, as adjusted	$4.92	$5.04	$4.98	$4.52	10.2%

Projected operating results:
Total operating revenues	$535,000	$545,000	$540,000	$481,821	12.1%
General and administrative expenses	38,000	40,000	39,000	37,548	3.9%

Net Income	$103,743	$109,527	$106,635	100,491	6.1%
Depreciation and amortization	137,847	137,847	137,847	129,251	6.7%
Other adjustments(2)	49,410	48,626	49,018	33,464	46.5%
Adjusted EBITDA	$291,000	$296,000	$293,500	263,206	11.5%

Guidance drivers:
Annual rental churn rate	6.0%	8.0%	7.0%	5.5%
Cash rent growth on data center renewals	3.0%	5.0%	4.0%	3.4%

Capital expenditures:
Data center expansion	$228,000	$263,000	$245,500	$144,410
Non-recurring investments	7,500	12,500	10,000	11,664
Tenant improvements	2,000	7,000	4,500	6,764
Recurring capital expenditures	12,500	17,500	15,000	23,725
Total capital expenditures	$250,000	$300,000	$275,000	$186,563

(1)	Implied growth is based on the midpoint of 2018 guidance.
(2)	Refer to the appendix for the adjustments made to net income to calculate adjusted EBITDA.

The following assumptions are included in CoreSite’s 2018 guidance:

1.	Interconnection revenue growth – CoreSite expects the 2018 growth rate to be between 11% and 14%, correlating to interconnection revenue in the range of $69-$71 million.
2.

Adjusted EBITDA margin – CoreSite’s guidance for adjusted EBITDA implies adjusted EBITDA margin of approximately 54.4% based on the midpoint of guidance, and revenue flow-through to adjusted EBITDA of approximately 52%.

3.

New accounting standards – CoreSite’s 2018 guidance of FFO per share reflects the company’s adoption of two new accounting standards – revenue recognition and lease accounting, which are cumulatively expected to reduce FFO per share by approximately $0.06, inclusive of the impact from accelerated straight-line rent expense.

4.

GAAP backlog – CoreSite’s projected annualized GAAP rent from signed but not yet commenced leases was $3.7 million as of March 31, 2018. CoreSite expects substantially all of the GAAP backlog to commence during the second quarter of 2018.

5.

Capitalized interest – CoreSite expects the percentage of interest capitalized in 2018 to be in the range of 12%-18%, slightly elevated compared to the 2017 level based on CoreSite’s expectations regarding its development pipeline.

6.	Commencements – CoreSite expects lease commencements of approximately $40 million in annualized GAAP rent in 2018.

Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	23

Appendix

Definitions

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other Real Estate Investment Trusts (“REITs”) and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as measures of profitability and/or liquidity, computed in accordance with GAAP.

Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities.  We use AFFO as a basis to address our ability to fund our dividend payments. AFFO is calculated by adding to or subtracting from FFO:

1.	Plus: Amortization of deferred financing costs
2.	Plus: Non-cash compensation
3.	Plus: Non-real estate depreciation
4.	Plus: Impairment charges
5.	Plus: Below market debt amortization
6.	Plus: Original issuance costs associated with redeemed preferred stock
7.	Less: Straight line rents adjustment
8.	Less: Amortization of above and below market leases
9.	Less: Recurring capital expenditures
10.	Less: Tenant improvements
11.	Less: Capitalized leasing costs

Capitalized leasing costs consist of commissions payable to third parties, including brokers, leasing agents, referral agents, and internal sales commissions payable to employees. Capitalized leasing costs are accrued and deducted from AFFO generally in the period the lease is executed. Leasing costs are generally paid a) to third party brokers and internal sales employees 50% at customer lease signing and 50% at lease commencement and b) to referral and leasing agents monthly over the lease term as and to the extent we receive payment from the end customer.

AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting for the effect of certain items noted above included in FFO. Other REITs widely report AFFO, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Annualized Rent

Monthly contractual rent under existing commenced customer leases as of quarter-end, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	24

Appendix

Data Center Leasing Metrics

•

Rental Churn Rate – represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the annualized rent of data center expired leases terminated in the period, compared with total data center annualized rent at the beginning of the period.

•

Cash and GAAP Rent Growth – represents the increase in rental rates on renewed data center leases signed during the period, as compared with the previous rental rates for the same space. Cash and GAAP rent growth are calculated based on annualized rent from the renewed data center lease compared to annualized rent from the expired data center lease.

Data Center Net Rentable Square Feet (“NRSF”)

Both occupied and available data center NRSF includes a factor based on management’s estimate of space to account for a customer’s proportionate share of required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties.

Deferred Expansion Capital

As we construct data center capacity, we work to optimize both the amount of the capital we deploy on power and cooling infrastructure and the timing of that capital deployment; as such, we generally construct our power and cooling infrastructure supporting our data center NRSF based on our estimate of customer utilization. This practice can result in our investment at a later time in Deferred Expansion Capital. We define Deferred Expansion Capital as our estimate of the incremental capital we may invest in the future to add power or cooling infrastructure to support existing or anticipated future customer utilization of NRSF within our operating data centers. From time to time, we may revise our estimate of Deferred Expansion Capital as well as the potential time period during which we may invest it. See the Data Center Projects Under Construction and Held for Development tables for more detail.

Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDA

EBITDAre is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDAre as well as adjusting for the impact of other impairment charges, gains or losses from sales of undepreciated land and gains or losses on early extinguishment of debt. Management uses EBITDAre and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDAre and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDAre and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited.

Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	25

Appendix

Funds From Operations (“FFO”) is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. FFO attributable to common shares and units represents FFO less preferred stock dividends declared during the period.

Our management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We offer this measure because we recognize that investors use FFO as a basis to compare our operating performance with that of other REITs. However, the utility of FFO as a measure of our performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Monthly Recurring Revenue per Cabinet Equivalent Billed

Represents the turn-key monthly recurring colocation revenue (“MRR”) per cabinet equivalent billed. We define MRR as recurring contractual revenue under existing commenced customer leases.  MRR per cabinet equivalent is calculated as (current quarter MRR/3) divided by ((quarter-end cabinet equivalents billed plus prior quarter-end cabinet equivalents billed)/2). Cabinet equivalents are calculated as cage-usable square feet (turn-key leased NRSF/NRSF factor) divided by 25.

Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	26

Appendix

Net Operating Income (“NOI”) and Cash NOI – NOI, and cash NOI are supplemental measures for the operating performance of the company’s portfolio. NOI is operating revenues less operating expenses adjusted for items such as depreciation and amortization, general and administrative expenses, transaction costs from unsuccessful deals and business combinations and litigation expenses. Cash NOI is NOI less straight-line rents and above and below market rent amortization.

NRSF Held for Development

Represents incremental data center capacity that may be constructed in existing facilities that requires significant capital investment in order to develop new data center facilities. The data represents management's best estimate of incremental costs based on estimated NRSF and power design and are subject to market conditions and build-out specifications and may vary.

NRSF Under Construction

Represents NRSF for which substantial activities are ongoing to prepare the property for its intended use following development. The NRSF reflects management’s estimate of engineering drawings and required support space and is subject to change based on final demising of space. TKD estimated development costs include two components: 1) general construction to ready the NRSF as data center space and 2) power, cooling and other infrastructure to provide the designed amount of power capacity for the project. Following development completion, incremental capital, referred to as Deferred Expansion Capital, may be invested to support existing or anticipated future customer utilization of NRSF within our operating data centers.

Turn-Key Same-Store

Includes turn-key data center space that was leased or available to be leased to our colocation customers as of December 31, 2016, at each of our properties, and excludes powered shell data center space, office and light-industrial space and space for which development was completed and became available to be leased after December 31, 2016. The turn-key same-store space as of December 31, 2016, is 1,742,985 NRSF.  We track same-store on a computer room basis within each data center facility.

Stabilized and Pre-Stabilized NRSF

Data center projects and facilities that recently have been developed and are in the initial lease-up phase are classified as pre-stabilized NRSF until they reach 85% occupancy or have been in service for 24 months. Pre-stabilized projects and facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion and are included in the stabilized operating NRSF.

Quarter Ended March 31, 2018

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	27